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                                                                     EXHIBIT 5.1

                                  June 2, 1997

Litton Industries, Inc.
21240 Burbank Boulevard
Woodland Hills, California 91367-6675

                     Re: REGISTRATION STATEMENT OF FORM S-3

Ladies and Gentlemen:

    I am Senior Vice President and General Counsel of Litton Industries, Inc., a Delaware corporation (the "Company"). Reference is made to the registration statement (the "Registration Statement") on Form S-3 of the Company expected to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on June 2, 1997, including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), for offering by the Company from time to time of up to $400,000,000 aggregate initial offering price of: (i) senior, senior subordinated, or subordinated debt securities (the "Debt Securities") consisting of debentures, notes and/or other unsecured evidence of indebtedness;
(ii) shares of preferred stock, par value $5.00 per share (the "Preferred Stock"); (iii) shares of Common Stock, par value $1.00 per share (the "Common Stock") issuable upon conversion or exchange of Debt Securities or Preferred Stock or exercise of Warrants (as defined below); and (iv) warrants to purchase Debt Securities (the "Debt Securities Warrants"), Preferred Stock (the "Preferred Stock Warrants"), or Common Stock (the "Common Stock Warrants" and, together with the Debt Securities Warrants and the Preferred Stock Warrants, the "Warrants"), as shall be designated by the Company at the time of the offering. The Debt Securities, the Preferred Stock, the Common Stock and the Warrants are collectively referred to herein as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

    I have reviewed the originals or copies certified or otherwise identified to my satisfaction of (a) the Registration Statement; (b) the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware; (c) a copy of the By-Laws (the "By-Laws") of the Company, as amended and restated and in effect on the date hereof; (d) certified resolutions of the Board of Directors of the Company relating to the Board's authorization of the filing of the Registration Statement and other matters; and (e) such other documents as I have considered necessary or appropriate in connection with the opinions expressed below.

    In my examination of the aforesaid documents, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to me as originals, and the conformity with originals of all documents submitted to me as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and I have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such
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parties. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements of officers and other representatives of the Company.

    I further assume that:

        (a) The issuance, sale, amount, and the terms of the Securities to be offered from time to time will be authorized and determined by proper action of the Board of Directors of the Company (each, a "Board Action") in accordance with the Company's Certificate of Incorporation and By-Laws and with applicable Delaware law.

        (b) Any Debt Securities will be issued under a valid and legally binding indenture (an "Indenture") that conforms to the description thereof set forth in the applicable Prospectus Supplement.

        (c) Appropriate debentures, notes, and/or other unsecured evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, will be delivered upon the issuance and sale of the Debt Securities, and will comply with the terms of the Indenture.

        (d) Prior to the issuance of any shares of Preferred Stock, all action necessary in connection with the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by the filing with the Secretary of State of the State of Delaware of a Certificate of Designation or otherwise, will have been taken.

        (e) Appropriate certificates representing shares of Preferred Stock or Common Stock will be executed and delivered upon issuance and sale of any shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company's Certificate of Incorporation and By-Laws and all applicable requirements of Delaware law.

        (f) Any Debt Securities Warrants will be issued under a valid and legally binding warrant agreement (a "Debt Securities Warrant Agreement") that conforms to the description thereof set forth in the applicable Prospectus Supplement; any Preferred Stock Warrants will be issued under a valid and legally binding warrant agreement (a "Preferred Stock Warrant Agreement") that conforms to the description thereof set forth in the applicable Prospectus Supplement; and any Common Stock Warrants will be issued under a valid and legally binding warrant agreement (a "Common Stock Warrant Agreement") that conforms to the description thereof set forth in the applicable Prospectus Supplement.

    Based upon and subject to the foregoing, I am of the opinion that, as of the date hereof:

         1. When a series of the Debt Securities (and securities of any class into which any Debt Securities may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Indenture, the Company's Certificate of Incorporation and By-Laws, and applicable Delaware law, and, upon issuance and delivery of debentures, notes, and/or other unsecured evidences of indebtedness for such series of Debt Securities against payment therefor in accordance with the terms and provisions of such Board Action, the Indenture and, if applicable, an Underwriting Agreement, or upon issuance and delivery of debentures, notes and/or other unsecured evidences of indebtedness for such series of Debt Securities pursuant to the exercise of one or more Debt Securities Warrants, the Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

         2. When a series of the Preferred Stock (and securities of any class into which any Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Certificate of Incorporation and By-Laws, and applicable Delaware law, and, upon issuance and delivery of certificates for shares of such series of Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares

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    of such series of Preferred Stock pursuant to the exercise of one or more
    Preferred Stock Warrants, the shares of Preferred Stock represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable.

         3. Upon due authorization by Board Action of an issuance of Common Stock upon conversion or exchange of Debt Securities or Preferred Stock or upon exercise of Common Stock Warrants and upon issuance and delivery of certificates for shares of such Common Stock against payment therefor in accordance with the terms and provisions of such Board Action, such Debt Securities, Preferred Stock or Common Stock Warrants and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such Common Stock pursuant to the exercise of one or more Common Stock Warrants, the shares of Common Stock represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable.

         4. When a series of the Debt Securities (and securities of any class into which such Debt Securities may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Certificate of Incorporation and By-Laws, and applicable Delaware law, when the Debt Securities Warrants for such series of Debt Securities have been duly established by the related Debt Securities Warrant Agreement, duly authenticated by the Warrant Agent and duly authorized and established by the applicable Board Action, and when warrant certificates representing the Debt Securities Warrants have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Board Action, the Debt Securities Warrant Agreement and, if applicable, an Underwriting Agreement, the Debt Securities Warrants will be duly authorized and will constitute valid and binding obligations of the Company.

         5. When a series of the Preferred Stock (and securities of any class into which such Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Certificate of Incorporation and By-Laws, and applicable Delaware law, when the Preferred Stock Warrants for such series of Preferred Stock have been duly established by the related Preferred Stock Warrant Agreement, duly authenticated by the Warrant Agent and duly authorized and established by the applicable Board Action, and when warrant certificates representing the Preferred Stock Warrants have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Board Action, the Preferred Stock Warrant Agreement, and, if applicable, an Underwriting Agreement, the Preferred Stock Warrants will be duly authorized and will constitute valid and binding obligations of the Company.

         6. When the Common Stock Warrants have been duly established by the related Common Stock Warrant Agreement, duly authenticated by the Warrant Agent and duly authorized and established by the applicable Board Action, and when warrant certificates representing the Common Stock Warrants have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Board Action, the Common Stock Warrant Agreement, and, if applicable, an Underwriting Agreement, the Common Stock Warrants will be duly authorized and will constitute valid and binding obligations of the Company.

    The opinions stated herein relating to the validity and binding nature of obligations of the Company are subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

    I am a member of the state bar of California and, as such, express no opinion with respect to the laws of any other jurisdiction. All of the foregoing opinions are rendered as of the date hereof. I assume no

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obligation to update such opinions to reflect any facts or circumstances which may hereafter come to my attention or changes in the law which may hereafter occur.

    I hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under the Securities Act.

                                          Very truly yours,
                                          /s/ John E. Preston
                 ---------------------------------------------------------------
                                           John E. Preston

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